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                                                                     EXHIBIT 4.1



                   CERTIFICATE OF AMENDMENT AND RESTATEMENT OF
                     THE ARTICLES OF INCORPORATION OF ASPECT
                         TELECOMMUNICATIONS CORPORATION

        JAMES R. CARREKER and CRAIG W. JOHNSON certify that:

        1. They are the president and Secretary, respectively, of ASPECT TELECOMMUNICATIONS CORPORATION, a California corporation.

        2. The Articles of Incorporation of this corporation are amended and restated to read in their entirety as follows:

                                       "I.

        The name of this corporation is ASPECT TELECOMMUNICATIONS CORPORATION.

                                       II.

        The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       II.

        (a) This corporation is authorized to issue two classes of shares designated "Preferred Stock" and "Common Stock", respectively. The total number of shares which this corporation shall have authority to issue is Fifty-Two Million (52,000,000), with par value of $0.01 per share. The number of shares of Preferred Stock authorized to be issued is Two Million (2,000,000), and the number of shares of Common Stock authorized to be issued is Fifty Million (50,000,000).

        (b) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in these Articles of Incorporation to determine or alter the rights, preferences, privileges or restrictions stated in these Articles of Incorporation; to determine or alter the rights, preferences, privileges or restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the




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status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                       IV.

        Section 1. Limitation of Directors' Liability. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

        Section 2. Indemnification of Corporate Agents. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by such Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

        Section 3. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article IV by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification."

        3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

        4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. At the time of approval of the amendment and restatement, the total number of outstanding shares of Common Stock of the corporation was 1,965,165, the total number of outstanding shares of Series A Preferred Stock of the corporation was 1,900,000, the total number of outstanding shares of Series B Preferred Stock of the corporation was 2,248,500, the total number of outstanding shares of Series C Preferred Stock of the corporation was 859,500, and the total number of outstanding shares of Series D Preferred Stock of the corporation was 795,800. Subsequent to the approval of the amendment and restatement by the shareholders, all outstanding shares of Series A, Series B, Series C and Series D Preferred Stock converted into shares of Common Stock in accordance with their terms. The corporation has no other class of securities outstanding. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the Common Stock and more than 50% of the Preferred Stock.

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        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate of Amendment and Restatement of Articles of Incorporation are true of our own knowledge. Executed at Palo Alto, California on May 8, 1990.


                                       /s/ James R. Carreker
                                       ---------------------------------
                                       JAMES R. CARREKER, President



                                       /s/ Craig W. Johnson
                                       ---------------------------------
                                       CRAIG W. JOHNSON, Secretary

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                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                      ASPECT TELECOMMUNICATIONS CORPORATION



        JAMES R. CARREKER and CRAIG W. JOHNSON, certify that:

          1. They are the President and Chief Executive Officer, and the Secretary, respectively, of Aspect Telecommunications Corporation.

          2. Article III(a) of the Articles of Incorporation of this corporation is amended to read as follows:

               "This corporation is authorized to issue two classes of shares designated "Preferred Stock" and "Common Stock," respectively. The total number of shares which this corporation shall have authority to issue is One Hundred-Two Million (102,000,000), with par value of $0.01 per share. The number of shares of Preferred Stock authorized to be issued is Two Million (2,000,000), and the number of shares of Common Stock authorized to be issued is One Hundred Million (100,000,000). Upon the amendment of this Article III(a) to read as set forth above in this paragraph, each outstanding share of Common Stock shall be divided into two (2) shares of Common Stock."

          3. The foregoing amendment of the Articles of Incorporation was duly approved by the Board of Directors at its meeting held on August 18, 1995, at which a quorum was present and acting throughout.

          4. The change which has been made hereby to the Articles of Incorporation is to effect a two-for-one stock split of the Common Stock. Pursuant to Section 902(c) of the California Corporations Code, shareholder approval of this amendment is not required.

          5. Pursuant to Section 110(c) of the California Corporations Code, the foregoing amendment of the Articles of Incorporation of this corporation shall become effective at the close of business on September 1, 1995.

          6. The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.



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        Executed at San Jose, California on August 28, 1995.


                                       /s/ James R. Carreker
                                       ----------------------------------
                                       James R. Carreker, President



                                       /s/ Craig W. Johnson
                                       ---------------------------------
                                       Craig W. Johnson, Secretary

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                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                      ASPECT TELECOMMUNICATIONS CORPORATION



        JAMES R. CARREKER and CRAIG W. JOHNSON, certify that:

        1. They are the Chairman and Chief Executive Officer, and the Secretary, respectively, of Aspect Telecommunications Corporation.

        2. Article III(a) of the Articles of Incorporation of this corporation is amended to read as follows:

               "This corporation is authorized to issue two classes of shares designated "Preferred Stock" and "Common Stock," respectively. The total number of shares which this corporation shall have authority to issue is One Hundred-Two Million (102,000,000), with par value of $0.01 per share. The number of shares of Preferred Stock authorized to be issued is Two Million (2,000,000), and the number of shares of Common Stock authorized to be issued is One Hundred Million (100,000,000). Upon the amendment of this Article III(a) to read as set forth above in this paragraph, each outstanding share of Common Stock shall be divided into two (2) shares of Common Stock."

        3. The foregoing amendment of the Articles of Incorporation was duly approved by the Board of Directors at its meeting held on December 19, 1996, at which a quorum was present and acting throughout.

        4. The change which has been made hereby to the Articles of Incorporation is to effect a two-for-one stock split of the Common Stock. Pursuant to Section 902(c) of the California Corporations Code, shareholder approval of this amendment is not required.

        5. Pursuant to Section 110(c) of the California Corporations Code, the foregoing amendment of the Articles of Incorporation of this corporation shall become effective at the close of business on January 6, 1997.

        6. The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.

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        Executed at San Jose, California on December 27, 1996.


                                       /s/ James R. Carreker
                                       -------------------------------------
                                       James R. Carreker,
                                       Chairman and Chief Executive Officer



                                       /s/ Craig W. Johnson
                                       -------------------------------------
                                       Craig W. Johnson, Secretary